UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 19, 2011

BITZIO, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51688 (Commission File Number)	16-1734022 (I.R.S. Employer Identification No.)

548 Market Street, Suite 18224 San Francisco, CA 94104 (Address of principal executive offices) (zip code)

(213) 400-0770 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bitzio 8-K re. DigiSpace Extension-Moulton Sales (00050418-4)

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

On December 19, 2011, we entered into a Third Amendment to the Acquisition Agreement with DigiSpace Solutions, LLC.  Pursuant to this amendment:

1)

The Closing Date, as defined in the Agreement, was moved to January 10, 2012;

2)

Simultaneous with the execution of the Third Amendment, DigiSpace Holdings, Inc. paid to Jose Rivera the sum of $97,225.45; and

3)

The Options (as defined in the Agreement) will be executed and delivered on the Closing Date.  Both Amish Shah and Jose Rivera agree to sign whatever documents are required at the closing prior to receiving the Options.  The exercise price on the Options will be reduced from $0.45 to $0.28 per share.

The amendment was entered into, and the closing of the acquisition of DigiSpace Solutions, LLC was postponed, because of unfulfilled obligations by the parties.

Section 2 – Financial Information

Item 2.01

Completion of Acquisition or Disposition of Assets

In a Current Report on Form 8-K filed with the Commission on October 3, 2011, we reported that our acquisition of DigiSpace Solutions, LLC had been completed.  There were several conditions to the closing, including the delivery of substantially complete and accurate financial statements of the acquired entity.  Following the closing, it was determined by all parties that this condition had not been satisfied.  Accordingly, the parties agreed to (i) postpone the closing of the acquisition, (ii) change the exercise price on the Options (as defined in the original agreement) from $0.45 to $0.28 per share, and (iii) postpone the issuance of the Options until the closing.  As a material term of the Third Amendment, we agreed to pay to Jose Rivera the remaining cash portion of the purchase price, plus interest, for a total of $97,225.45.

Section 5 – Corporate Governance and Management

Item 5.01

Changes in Control of Registrant

On December 21, 2011, our single largest shareholder, Steven D. Moulton, completed the sale of an aggregate of 20,200,000 shares of our common stock, representing 40.4% of our total issued and outstanding common stock, to seven (7) unrelated parties as follows:

Bitzio 8-K re. DigiSpace Extension-Moulton Sales (00050418-4)

Name	Shares Acquired	Percentage Ownership After Acquisition (4)(5)
William Schonbrun (1)	5,670,000	14.7%
Neil Gandhi	250,000	0.5%
Dvaraka Marketing, LLC (2)	1,000,000	12.9%
Peter Henricsson	2,000,000	4.0%
Tezi Advisory, Inc. (3)	4,670,000	12.8%
Barry Yates	4,670,000	12.8%
The Wallace Family Trust	1,940,000	6.9%

(1)

Mr. Schonbrun is one of our directors.

(2)

The shares held of record by Dvaraka Marketing, LLC are beneficially owned by Amish Shah, one of our officers and directors.

(3)

The shares held of record by Tezi Advisory, Inc. are beneficially owned by Gordon C. McDougall, one of our officers and directors.

(4)

Unless otherwise indicated, based on 50,018,625 shares of common stock issued and outstanding.  The information as to shares beneficially owned, not being within the knowledge of the Company, has been furnished by the respective shareholders individually.

(5)

Includes shares and shares issuable upon the exercise of stock options beneficially owned by the shareholder.

The purchase price for each of the sales was $0.0025 per share, for aggregate consideration to Mr. Moulton of $50,500.00.  Each of the purchasers used his own funds to pay for the purchase.  Following the transactions, Mr. Moulton is still the beneficial owner of 755,000 shares of our common stock.

There are no arrangements between the purchasing parties that would result in a subsequent change of control.

Section 8 – Other Events

Item 8.01

Other Events

Enclosed as Exhibit 99.1 is a press release dated December 22, 2011, related to the contents hereof.

Bitzio 8-K re. DigiSpace Extension-Moulton Sales (00050418-4)

Section 9 – Financial Statements and Exhibits.

Item 9.01

 Financial Statements and Exhibits.

(d)

Exhibits

10.1 (1)	Form of Proposed Acquisition Agreement with Digispace Holdings, Inc.

10.2 (2)	Amended Form of Proposed Acquisition Agreement with Digispace Solutions, LLC.

10.3 (2)	Second Amended Form of Proposed Acquisition Agreement with Digispace Solutions, LLC.

10.4	Third Amendment to the Acquisition Agreement with DigiSpace Solutions, LLC.

99.1	Press Release dated December 22, 2011

 (1)

Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the Commission on August 16, 2011.

(2)

Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the Commission on November 18, 2011.

Bitzio 8-K re. DigiSpace Extension-Moulton Sales (00050418-4)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitzio, Inc.

Dated: December 22, 2011	/s/ Gordon C. McDougall
By: Gordon C. McDougall
Its: Chief Executive Officer

Bitzio 8-K re. DigiSpace Extension-Moulton Sales (00050418-4)

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